Exhibit 10.1
RAVEN INDUSTRIES, INC.
INCENTIVE STOCK OPTION AGREEMENT
(Employee)
     This INCENTIVE STOCK OPTION AGREEMENT is made and entered into as of the _____ day of ________________, 20__, between Raven Industries, Inc., a South Dakota corporation (the “Company”) and ______________________ (“Employee”).
BACKGROUND
     A. Employee has either been hired to serve as an employee to the Company or the Company desires to induce Employee to continue to serve the Company as an employee.
     B. The Company has adopted the 2010 Stock Incentive Plan (the “Plan”) pursuant to which shares of common stock of the Company have been reserved for issuance under the Plan.
     NOW, THEREFORE, the parties hereto agree as follows:
     1. Grant of Option; Purchase Price. Subject to the terms and conditions herein set forth, the Company hereby irrevocably grants from the Plan to Employee the right and option, hereinafter called the “Option”, to purchase all or any part of an aggregate of the number of shares of common stock, $1.00 par value, of the Company (the “Shares”) set forth at the end of this Agreement after “Number of Shares” at the price per Share set forth at the end of this Agreement after “Purchase Price.”
     2. Exercise and Vesting of Option. The Option shall be exercisable only to the extent that all, or any portion thereof, has vested in Employee. Except as provided herein in Section 4, the Options shall vest in Employee in four (4) cumulative installments, with twenty-five percent (25%) of the total grant becoming exercisable on the first anniversary of the date of this Agreement, with an additional twenty-five percent (25%) of the total grant becoming exercisable on each of the next three (3) successive anniversaries of such date (each such date is hereinafter referred to singularly as a “Vesting Date” and collectively as “Vesting Dates”), so long as Employee remains an employee of the Company or has elected “Retirement” (as defined below) from the Company after the first anniversary of the date of this Agreement.
     3. Termination of Employment. Except as provided in Section 5(a) below, in the event that Employee ceases to be employed by the Company, for any reason or no reason, with or without cause, prior to any Vesting Date, that part of the Option scheduled to vest on such Vesting Date, and all parts of the Option scheduled to vest in the future, shall not vest and all of Employee’s rights to and under such non-vested parts of the Option shall terminate.
     4. Term of Option. To the extent vested, and except as otherwise provided in this Agreement, the Option shall be exercisable for five (5) years from the date of this Agreement (the “term”); provided, however, that, except as provided in Section 5(a) below, in the event Employee ceases to be employed by the Company, for any reason or no reason, Employee or his/her legal representative shall have three (3) months from the date of such termination of his/her position as an employee to exercise any part of the Option vested pursuant to Section 3 of this Agreement. Upon the expiration of such three (3) month period, except as provided in Section 5(a) or, if earlier, upon the expiration date of the Option as set forth above, the Option shall terminate and become null and void.
     5. Retirement or Death of Employee.
     (a) “Retirement” is defined as Employee voluntarily terminating employment with the Company on the first day of any month after Employee’s years of service, plus his/her attained age, equals or exceeds the sum of 80. Notwithstanding anything to the contrary contained herein, in the event of Employee’s Retirement after the first anniversary of the date of this Agreement, the Option shall, to the extent not exercised, continue to vest as provided in Section 3 hereof and shall be exercisable through the full term of the Option. Employee acknowledges that any exercise of the Option more than three (3) months after a Retirement will likely result in the Option being treated as non-qualified under federal tax law and may result in additional tax payments by Employee.
     (b) In the event of Employee’s death, the person designated in Employee’s will, or in the absence of such designation, Employee’s legal representative may, in like manner, exercise the Option to the extent of the number of Shares which were vested at the time of his/her death, but such right shall expire unless exercised by such designated person or legal representative within the earlier of (i) three (3) months after the death of Employee, or (ii) the expiration of the Option.
     6. Method of Exercising Option. Subject to the terms and conditions of this Agreement and the Plan, the Option may be exercised by written notice to the Company. Such notice shall state the election to exercise the Option and the number of Shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. Such notice shall be accompanied by payment of the full purchase price of such Shares, in which event the Company shall deliver a certificate or certificates representing such Shares as soon as practicable after the notice shall be received. Payment of such purchase price may take the form of cash, shares of stock of the Company, the total market value of which equals the total purchase price, or any combination of cash and shares of the Company, the total market value of which equals the total purchase price. In the event that the Option becomes “non-qualified” under Section 5(a), Employee may deliver additional Shares to satisfy Employee’s minimum statutory tax withholding requirements with respect to any exercise of the Option. Any such notice shall be deemed given when received by the Company at its principal place of business. All Shares that shall be purchased upon the exercise of the Option as provided herein shall be fully paid and non-assessable.
     7. Rights of Option Holder. Employee, as holder of the Option, shall not have any of the rights of a shareholder with respect to the Shares covered by the Option except to the extent that one or more certificates for such Shares shall be delivered to him or her upon the due exercise of all or any part of the Option.
     8. Incentive Stock Option. Subject to Section 5(a) hereof, the Company intends that the Option shall be an incentive stock option governed by the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). The terms of the Plan and the Option shall be interpreted and administered so as to satisfy the requirements of the Code.
     9. Limitations on Transferability. The Option shall not be transferred, pledged or otherwise assigned; and the Company shall not be required to recognize any attempted assignment of the Option. Notwithstanding the preceding sentence, the Option may be transferred, in the event of Employee’s death, by will or the laws of descent and distribution to the limited extent provided in the Plan, or otherwise transferred consistent with the Plan and treatment of the Option as an incentive stock option pursuant to the Code. During Employee’s lifetime, the Option may be exercised only by him or her, by his or her guardian or legal representative or by any transferee permitted by this Section 9.
     10. No Continued Employment or Right to Corporate Assets. Nothing contained in this Agreement shall be deemed to grant Employee any right to continue in the employ of the Company for any period of time or to any right to continue his or her present or any other rate of compensation, nor shall this Agreement be construed as giving Employee, Employee’s beneficiaries or any other person any equity or interests of any kind in the assets of the Company or creating a trust of any kind or a fiduciary relationship of any kind between the Company and any such person.
     11. Securities Law Matters. Employee acknowledges that the Shares to be received by him or her upon exercise of the Option may not have been registered under the Securities Act of 1933 or the Blue Sky laws of any state (collectively, the “Acts”). If such Shares have not been so registered, Employee acknowledges and understands that the Company is under no obligation to register, under the Acts, the Shares received by him or her or to assist him or her in complying with any exemption from such registration if he or she should at a later date wish to dispose of the Shares. Employee acknowledges that if not then registered under the Acts, the Shares shall bear a legend restricting the transferability thereof, such legend to be substantially in the following form:
“The shares represented by this certificate have not been registered or qualified under federal or state securities laws. The shares may not be offered for sale, sold, pledged or otherwise disposed of unless so registered or qualified, unless an exemption exists or unless such disposition is not subject to the federal or state securities laws, and the Company may require that the availability or any exemption or the inapplicability of such securities laws be established by an opinion of counsel, which opinion of counsel shall be reasonably satisfactory to the Company.”
     12. Employee Representations. Employee hereby represents and warrants that Employee has reviewed with his/her own tax advisors the federal, state, and local tax consequences of the transactions contemplated by this Agreement. Employee is relying solely on such advisors and not on any statements or representation of the Company or any of its agents. Employee understands that he or she will be solely responsible for any tax liability that may result to him or her as a result of the transactions contemplated by this Agreement. The Option, if exercised, will be exercised for investment and not with a view to the sale or distribution of the Shares to be received upon exercise thereof. Employee agrees to hold stock acquired by exercise of this Option for a period of one year or to notify the Company in writing of the date of disposition and the sale price of the shares.
     13. General.
     (a) The Option is granted pursuant to the Plan and is governed by the terms thereof. In the event of any conflict between the terms of this Option Agreement and the terms of the Plan, the terms of the Plan shall control. The Company shall at all times during the term of the Option reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Option Agreement.
     (b) Nothing herein expressed or implied is intended or shall be construed as conferring upon or giving to any person, firm, or corporation other than the parties hereto, any rights or benefits under or by reason of this Agreement.
     (c) Each party hereto agrees to execute such further documents as may be necessary or desirable to effect the purposes of this Agreement.
     (d) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.
     (e) This Agreement, in its interpretation and effect, shall be governed by the laws of the State of South Dakota applicable to contracts executed and to be performed therein.
[Signature page follows]

[Signature page to Incentive Stock Option Agreement]
     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NUMBER OF SHARES:	RAVEN INDUSTRIES, INC.

XXXX	By

Its President & CEO

PURCHASE PRICE:	EMPLOYEE:

$XX.xx / per share

DATE: